Exhibit 10.1

AMENDMENT NO.1

TO

SECURITIES PURCHASE AGREEMENT

Reference is made to that certain Securities Purchase Agreement (“Agreement”) dated as of September 22, 2020, between Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and Crowdex Investments LLC (“Purchaser”).

WHEREAS, the parties desire to amend certain terms and conditions set forth in the Agreement.

WHEREAS, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.1       Amendments. The parties hereby amend the Agreement to provide that (i) the closing of the Second Tranche shall occur on or before January 11, 2021, (ii) the amount of the Second Tranche shall be $500,000, and (iii) payment for the Second Tranche made be made in the form of cash, cancellation of indebtedness, or any other legally valid form of consideration.

1.2       Full Force and Effect. Except as expressly amended hereby, the Agreement will continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASCENT SOLAR TECHNOLOGIES, INC.

By: /s/ Victor Lee

Name: Victor Lee

Title: Chief Executive Officer

Dated: December 31, 2020

CROWDEX INVESTMENTS, LLC

By: /s/ David Peterson

Name: David Peterson

Title: Manager

Dated: December 31, 2020